UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2020

MESO NUMISMATICS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56010	88-049 91
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

433 Plaza Real Suite 275 Boca Raton, Florida	33432
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 889-9509

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

 On April 22, 2020, Meso Numismatics Inc. (the “Company” or “MESO”) entered into a Second Post Closing Amendment (“Second Amendment”) to the Assignment and Assumption Agreement originally entered into on November 27, 2019 (“Assignment “) with Global Stem Cells Group Inc. (“GSCG”), Benito Novas (“BN”), and Lans Holdings Inc. (“LAHO”), whereby LAHO had assigned all of its rights to, obligations and interest in, the Original LOI (as defined in the Assignment), to the Company which Assignment was first amended pursuant to a Post Closing Amendment to the Assignment and Assumption Agreement entered into on December 23, 2019 (“First Amendment”).

Pursuant to the terms of the Second Amendment, certain changes were made to the Assignment and Original LOI.

The above description is only a summary of the Second Amendment and is qualified in its entirety by reference to the Second Amendment filed as Exhibit 10.1 hereto.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

To the extent required by Item 3.03 of Form 8-K, the information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.03.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit No.	Description

10.1	Second Amendment to Assignment and Assumption Agreement entered into on April 22, 2020 by and between the Company, Lans Holdings Inc., Global Stem Cells Group Inc. and Benito Novas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 24, 2020	Meso Numismatics Inc.

	By:	/s/ Melvin Pereira
Chief Executive Officer

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